UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bear Stearns Active ETF Trust
(Exact name of Registrant as specified in its charter)

Delaware	77-6265261
(State of incorporation or organization)	(IRS Employer Identification No.)
237 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Shares, no par value	American Stock Exchange LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: Registration No. 333-141421

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

        The description of the shares of beneficial interest of no par value of the Bear Stearns Current Yield Fund, a series of the Bear Stearns Active ETF Trust (the “Registrant”), to be registered hereunder is contained under the captions “Investment Objective and Principal Investment Strategies” and “Creation and Redemption of Creation Units” in the Prospectus and under the caption “Additional Information Concerning Shares” in the Statement of Additional Information, each constituting a part of the Registration Statement on Form N-1A, as amended, filed by the Registrant with the Securities and Exchange Commission on February 25, 2008, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Document Description

1	Certificate of Trust, incorporated by reference to Exhibit (a)(1) in the Registrant’s Registration Statement on Form N-1A (Registration No. 333-141421)

2	Amendment to Certificate of Trust, incorporated by reference to Exhibit (a)(2) in Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (Registration No. 333-141421)

3	Declaration of Trust, incorporated by reference to Exhibit (a)(3) in the Registrant’s Registration Statement on Form N-1A (Registration No. 333-141421)

4	Bylaws, incorporated by reference to Exhibit (b) in the Registrant's Registration Statement on Form N-1A (Registration No. 333-141421)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 11, 2008	BEAR STEARNS ACTIVE ETF TRUST
By: /s/ Jeffry P. Brown
Name: Jeffry P. Brown
Title: President

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